Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Boston Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Boston Properties Limited Partnership

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Boston Properties, Inc.
	Debt	Debt Securities(1)(2)	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—
	Equity	Common stock, par value $0.01 per share	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—
	Equity	Preferred stock, par value $0.01 per share	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—
	Other	Stock Purchase Contracts	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—
	Equity	Depositary shares (5)	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—
	Other	Warrants	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—
	Debt	Guarantees of Debt Securities of Boston Properties Limited Partnership(6)	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—
	Boston Properties Limited Partnership
	Debt	Debt Securities(1)(2)	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—
	Debt	Guarantees of Debt Securities of Boston Properties, Inc.(6)	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Boston Properties, Inc.

Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	256,073	—	$12,747,524.72	—	—	S-3	333-238607	May 22, 2020	$729.05(7)(8)

Carry Forward Securities	Unallocated Universal Shelf	(7)	415(a)(6)	(9)	—	$399,929,920	—	—	S-3	333-238607	May 22, 2020	$50,671.12(7)(9)

Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	(9)	—	$200,070,080	—	—	S-3	333-238607	May 22, 2020	$25,770(7)(9)

	Total Offering Amounts					(3)		$(4)(7)

	Total Fees Previously Paid							$(7)

	Total Fee Offsets							—

	Net Fee Due							$(4)(7)

(1)

Debt securities issued by Boston Properties, Inc. (“BXP”) may be accompanied by guarantees to be issued by Boston Properties Limited Partnership (“BPLP”). Debt securities issued by BPLP may be accompanied by guarantees to be issued by BXP.

(2)	Debt securities are issuable in series as senior debt securities or subordinated debt securities which may be convertible into or exchangeable for common stock or preferred stock of BXP.

(3)

The amount to be registered pursuant to this Registration Statement consists of an unspecified amount of the securities of each identified class as may from time to time be offered at indeterminate prices. As discussed below, pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes a total of $600,000,000 of unsold securities and 256,073 shares of BXP common stock that had been previously registered and for which the registration fee had been previously paid.

(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act, except with respect to the unsold securities that had been previously registered, the Registrants are deferring payment of all of the registration fee.

(5)	To be represented by depositary receipts representing an interest in all or a specified portion of a share of preferred stock. Each depositary share will be issued under a deposit agreement.

(6)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.

(7)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities consisting of (i) 256,073 shares of BXP common stock that had been previously registered pursuant to the combined registration statement of BXP and BPLP on Form S-3 filed on May 22, 2020 (Registration No. 333-238607) (the “2020 Combined Shelf”) and (ii) $600,000,000 of unsold common stock, preferred stock, depositary shares, warrants and preferred stock purchase rights of BXP that had been previously registered pursuant to the 2020 Combined Shelf.

(8)

The securities registered pursuant to the 2020 Combined Shelf included 256,073 shares of unsold common stock originally registered on BXP’s registration statement on Form S-3 filed on November 12, 2008 (Registration No. 333-155309) (the “2008 BXP Registration Statement”) relating to prospectus supplements filed pursuant to Rule 424(b)(2) on April 1, 2011, June 9, 2009 and May 12, 2009. The registration fees with respect to such securities, totaling $729.05, were previously paid in connection with the filing of the prospectus supplements relating to such securities and will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offerings of the unsold securities registered under the 2020 Combined Shelf will be deemed terminated as of the date of effectiveness of this Registration Statement.

The securities originally registered under the 2008 BXP Registration Statement were carried forward pursuant to Rule 415(a)(6) from the 2008 BXP Registration Statement to the combined registration statement of BXP and BPLP on Form S-3 filed on August 9, 2011 (Registration No. 333-176157) (the “2011 Combined Shelf”), the combined registration statement of BXP and BPLP on Form S-3 filed on June 3, 2014 (Registration No. 333-196491) (the “2014 Combined Shelf”), the combined registration statement of BXP and BPLP on Form S-3 filed on June 2, 2017 (Registration No. 333-218460) (the “2017 Combined Shelf”) and the 2020 Combined Shelf.

(9)

The securities registered pursuant to the 2020 Combined Shelf included (i) $399,929,920 of unsold common stock, preferred stock, depositary shares, warrants and preferred stock purchase rights originally registered on BXP’s registration statement on Form S-3 filed on June 17, 2004 (Registration No. 333-116556) (the “2004 BXP Registration Statement”) and (ii) an additional $200,070,080 of shares of BXP common stock relating to a prospectus supplement filed pursuant to Rule 424(b)(5) on June 3, 2014 with respect to the 2014 Combined Shelf. In connection with the registration of such unsold securities on the 2004 BXP Registration Statement and the 2014 Combined Shelf, BXP paid registration fees of $50,671.12 and $25,770, respectively, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offerings of the unsold securities registered under the 2020 Combined Shelf will be deemed terminated as of the date of effectiveness of this Registration Statement.

The securities originally registered under the 2004 BXP Registration Statement were carried forward pursuant to Rule 415(a)(6) from the 2004 BXP Registration Statement to the 2008 BXP Registration Statement, the 2011 Combined Shelf, the 2014 Combined Shelf, the 2017 Combined Shelf and the 2020 Combined Shelf.

The securities originally registered under the 2014 Combined Shelf were carried forward pursuant to Rule 415(a)(6) from the 2014 Combined Shelf to the 2017 Combined Shelf and the 2020 Combined Shelf.